Exhibit 99.1
    NEWS RELEASE

For more information, contact:

Company Contact	Investor Contact
Jon Wilson	Brett L. Perry
Chief Financial Officer	Shelton Group
503-615-1685	214-272-0070
jon.wilson@radisys.com	bperry@sheltongroup.com

RADISYS REPORTS FOURTH QUARTER AND FISCAL 2015 RESULTS

Annual revenue and diluted earnings per share exceed initial guidance

Secured first order for next-generation datacenter infrastructure product targeted at telecom and cable operators

HILLSBORO, OR - February 9, 2016 - Radisys Corporation (NASDAQ: RSYS), the services acceleration company, today announced financial results for the fourth quarter ended December 31, 2015.

Fourth Quarter and Recent Highlights

•	Software-Systems revenue of $15.7 million, representing over 50% year-on-year growth, with gross margin of 61.5%;

•
Received orders totaling approximately $19 million for the Company’s next-generation datacenter infrastructure product, targeted at telecom and cable operators, from a tier-one North American carrier; and

•	GAAP loss per share improved $0.08 year-on-year. Non-GAAP earnings were $0.08 per diluted share, an increase of $0.07 per share year-on-year.

2015 Highlights

•	Software-Systems revenue of $55.0 million, representing over 35% year-on-year growth;

•	Shipped over $14 million of MediaEngine products in support of a greenfield LTE rollout by a large Asian carrier;

•	Secured and shipped orders for initial commercial deployment of FlowEngine products with a tier-one North American carrier;

•	GAAP loss per share improved $0.39 year-on-year. Non-GAAP earnings were $0.21 per diluted share, an increase of $0.37 per share year-on-year; and

•	Generated $9.7 million of operating income from the Embedded Products segment, compared to $2.5 million in 2014.

“As highlighted in our January preannouncement, our fourth quarter results are indicative of the strong traction we are making across all of our product lines,” said Brian Bronson, Radisys President and CEO. “For the full year, we shipped over $14 million of MediaEngine product to our large Asian carrier customer, exceeded expectations by delivering over $5 million of FlowEngine products predominately to a tier-one North American carrier and returned CellEngine to revenue growth. These achievements, coupled with strong operating income from our Embedded Products segment, enabled us to exceed our initial guidance for both revenue and earnings in 2015.”

“In addition, we received an initial order from a tier-one North American carrier for our next-generation datacenter product, which Radisys will formally launch to the market in the coming months. This significant opportunity positions us to provide more complete solutions as we enable telecom and cable operators to move from their current network topology to a datacenter environment. Further, I expect over time this product will create significant pull-through of our FlowEngine products, as well as other product and services opportunities. Given the momentum from this new initiative, and coupled with strength in our Software-Systems segment, we expect Radisys to achieve consolidated top-line revenue growth in 2016 while also incrementally growing earnings as we continue to invest in these growth initiatives to drive long-term sustainable growth.”

Software-Systems Results

For the fourth quarter of 2015, Software-Systems revenue was $15.7 million, compared to $15.5 million in the prior quarter and $10.4 million in the fourth quarter of 2014, representing an increase of over 50% year-on-year. Fourth quarter 2015 revenue included initial FlowEngine shipments in support of the commercial deployment by a tier-one North American carrier, as well as growth from both the MediaEngine and CellEngine product lines.

Gross margins were 61.5%, compared to 58.7% in the prior quarter and 58.3% in the fourth quarter of 2014. The sequential and year-on-year improvements were the result of continued acceleration in product sales.

Operating income for the fourth quarter was $1.2 million, compared to $0.7 million in the prior quarter and a loss of $1.5 million in the fourth quarter of 2014.

Embedded Products Results

For the fourth quarter of 2015, Embedded Products revenue was $28.4 million, compared to $29.3 million in the prior quarter and $37.8 million in the fourth quarter of 2014.

Gross margins were 22.1%, compared to 20.4% in the prior quarter and 26.4% in the fourth quarter of 2014. The year-on-year decline was the result of last time sales of certain products in the fourth quarter of 2014 containing higher than normal gross margins.

Operating income for the fourth quarter was $1.6 million, compared to $1.8 million in the prior quarter and $2.0 million in the fourth quarter of 2014.

Consolidated Results

For the fourth quarter of 2015, consolidated revenue was $44.1 million, compared to $44.8 million in the prior quarter and $48.2 million in the fourth quarter of 2014.

On a GAAP basis, gross margin in the fourth quarter of 2015 was 31.6%, compared to 29.0% in the prior quarter and 29.0% in the fourth quarter of 2014. Fourth quarter 2015 GAAP research and development and selling, general, and administrative expenses were $14.0 million, compared to $13.6 million in the prior quarter and $16.2 million in the fourth quarter of 2014.

On a non-GAAP basis, fourth quarter 2015 gross margin was 36.1%, compared to 33.6% in the prior quarter and 33.3% in the fourth quarter of 2014. Fourth quarter 2015 gross margin improved 250 basis points sequentially due to improved sales mix within the Software-Systems segment. Fourth quarter 2015 research and development and selling, general and administrative expenses on a non-GAAP basis were $13.1 million, compared to $12.5 million in the prior quarter and $15.6 million in the fourth quarter of 2014. The sequential increase is the result of accelerated hiring in support of our Software-Systems growth initiatives coupled with higher variable plan compensation.

For the fourth quarter of 2015, the Company recorded a GAAP net loss of $1.4 million, or $0.04 per share, compared to a GAAP net loss of $2.1 million, or $0.06 per share, in the prior quarter and GAAP net loss of $4.5 million, or $0.12 per share, in the fourth quarter of 2014. On a non-GAAP basis, the Company recorded a profit of $2.8 million, or $0.08 per diluted share, compared to a non-GAAP profit of $2.6 million, or $0.07 per diluted share, in the prior quarter and non-GAAP profit of $0.4 million, or $0.01 per diluted share, in the fourth quarter of 2014.

First Quarter 2016 Financial Guidance

•
Revenue is expected between $49 million to $52 million. This guidance range includes the expected recognition of the approximately $19 million order for next-generation datacenter products. The balance of revenue guidance assumes year-on-year growth in Software-Systems and a greater than seasonal decline in core Embedded Products.

•	Non-GAAP gross margin is expected between 27% to 30%, and non-GAAP R&D and SG&A expenses are expected to approximate $13 million.

•	Non-GAAP earnings are expected to range from $0.01 to $0.05 per diluted share.

Annual 2016 Financial Guidance

•
Revenue is expected between $180 million to $200 million. Software-Systems revenue is expected to grow approximately 10% year-on-year, which represents approximately 20% compound annual growth over 2014, while Embedded Products revenue is expected to grow modestly over 2015.

•
Non-GAAP gross margin is expected between 33% to 34%, with year-on-year improvement in Software-Systems segment gross margins offset by a reduction in Embedded Products segment gross margins tied to our new telecom datacenter product initiative.

•	Non-GAAP R&D and SG&A expenses are expected between $51 million and $55 million.

•	Non-GAAP earnings are expected to range from $0.22 to $0.28 per diluted share.

Conference Call and Webcast Information

The Company will report full fourth quarter 2015 results on February 9, 2016, after market close at 5:00 p.m. ET. To participate in the live conference call, dial 888-333-0027 in the U.S. and Canada or 706-634-4990 for all other countries and reference conference ID # 17237163. The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. on February 23, 2016. To access the replay, dial 855-859-2056 or 404-537-3406 and reference conference ID# 17237163. A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

About Radisys

Radisys (NASDAQ: RSYS) helps communications and content providers, and their strategic partners, create new revenue streams and drive cost out of their services delivery infrastructure. Radisys’ service aware traffic distribution platforms, real-time media processing engines and wireless access technologies enable its customers to maximize, virtualize and monetize their networks.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, changes in reporting segments financial outlook and expectations for the first quarter and fiscal 2016, and statements related to revenue and gross margins from our respective segments and product lines, investments in future growth, expense savings or reductions, increased profitability, product line focus, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, customer requirements, outcome of product trials, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) continued implementation of the Company’s next-generation datacenter product, (b) customer implementation of traffic management solutions, (c) the outcome of product trials, (d) the market success of customers' products and solutions, (e) the development and transition of new products and solutions, (f) the enhancement of existing products and solutions to meet customer needs and respond to emerging technological trends, (g) the Company's dependence on certain customers and high degree of customer concentration, (h) the Company's use of one contract manufacturer for a significant portion of the production of its products, including the success of transitioning contract manufacturing partners, (i) matters affecting the software and embedded product industry, including changes in industry standards, changes in customer requirements and new product introductions, (j) actions by regulatory authorities or other third parties, (k) cash generation, (l) changes in tariff and trade policies and other risks associated with foreign operations, (m) fluctuations in currency exchange rates, (n) the ability of the Company to successfully complete any restructuring, acquisition or divestiture activities, (o) risks relating to fluctuations in the Company's operating results, the uncertainty of revenues and profitability and the potential need to raise additional funding and (p) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2014, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at

http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of February 9, 2016. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense, (c) restructuring and other charges (reversals), net, (d) non-cash income tax expense and (e) gain on life insurance asset. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Radisys® is a registered trademark of Radisys

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues	$44,077	$48,174	$184,593	$192,742
Cost of sales:
Cost of sales	28,232	32,179	124,579	132,730
Amortization of purchased technology	1,927	2,045	7,862	8,210
Gross margin	13,918	13,950	52,152	51,802
Operating expenses:
Research and development	5,911	7,474	25,529	31,958
Selling, general and administrative	8,092	8,759	30,628	35,862
Intangible assets amortization	1,260	1,260	5,040	5,077
Restructuring and other charges, net	178	761	5,020	4,205
Loss from operations	(1,523)	(4,304)	(14,065)	(25,300)
Interest expense	(98)	(293)	(515)	(1,242)
Other income, net	518	654	1,644	1,453
Loss before income tax expense	(1,103)	(3,943)	(12,936)	(25,089)
Income tax expense	337	524	1,742	2,492
Net loss	$(1,440)	$(4,467)	$(14,678)	$(27,581)

Net loss per share:
Basic	$(0.04)	$(0.12)	$(0.40)	$(0.79)
Diluted	$(0.04)	$(0.12)	$(0.40)	$(0.79)
Weighted average shares outstanding
Basic	36,936	36,504	36,789	34,699
Diluted	36,936	36,504	36,789	34,699

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$20,764	$31,242
Accounts receivable, net	60,942	43,845
Deferred cost of sales	14,113	176
Inventories and inventory deposit, net	16,812	18,475
Other current assets	14,098	9,600
Total current assets	126,729	103,338
Property and equipment, net	6,134	9,786
Intangible assets, net	30,322	43,224
Other assets, net	3,884	4,548
Total assets	$167,069	$160,896

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$43,451	$33,679
Deferred revenue	23,062	6,380
Other accrued liabilities	16,654	12,261
Line of credit	15,000	10,000
Convertible senior notes	—	18,000
Total current liabilities	98,167	80,320
Other long-term liabilities	2,985	2,800
Total liabilities	101,152	83,120
Shareholders' equity:
Common stock	338,165	334,024
Accumulated deficit	(271,349)	(256,671)
Accumulated other comprehensive income	(899)	423
Total shareholders’ equity	65,917	77,776
Total liabilities and shareholders’ equity	$167,069	$160,896

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December, 31
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss	$(1,440)	$(4,467)	$(14,678)	$(27,581)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	4,422	4,883	18,478	20,240
Stock-based compensation expense	981	738	3,952	4,097
Other	186	2,150	1,336	5,766
Changes in operating assets and liabilities:
Accounts receivable	(17,096)	70	(17,121)	(2,262)
Inventories and deferred cost of sales	(15,546)	(1,778)	(13,801)	4,313
Other receivables	(7,914)	(377)	(5,040)	(3,689)
Accounts payable	15,763	1,857	9,853	(1,534)
Deferred revenue	15,534	80	16,682	(1,875)
Other operating assets and liabilities	3,065	(2,981)	5,396	(4,272)
Net cash provided by (used in) operating activities	(2,045)	175	5,057	(6,797)
Cash flows from investing activities:
Capital expenditures	(571)	(535)	(2,224)	(2,396)
Proceeds from sale of assets	—	200	—	200
Net cash used in investing activities	(571)	(335)	(2,224)	(2,196)
Cash flows from financing activities:
Borrowings on line of credit	5,000	—	13,500	—
Payments on line of credit	—	—	(8,500)	(5,000)
Repayment of convertible senior notes	—	—	(18,000)	—
Proceeds from issuance of common stock	81	105	331	21,186
Other financing activities, net	(40)	(331)	(142)	(882)
Net cash provided by (used in) financing activities	5,041	(226)	(12,811)	15,304
Effect of exchange rate changes on cash and cash equivalents	(37)	(310)	(500)	(551)
Net increase (decrease) in cash and cash equivalents	2,388	(696)	(10,478)	5,760
Cash and cash equivalents, beginning of period	18,376	31,938	31,242	25,482
Cash and cash equivalents, end of period	$20,764	$31,242	$20,764	$31,242

REVENUES, GROSS MARGIN AND INCOME (LOSS) FROM OPERATIONS BY OPERATING SEGMENT
(In thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue
Software-Systems	$15,670	$10,420	$55,006	$40,281
Embedded Products and Hardware Services	28,407	37,754	129,587	152,461
Total revenues	$44,077	$48,174	$184,593	$192,742

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Gross margin
Software-Systems	$9,643	$6,078	$31,997	$24,949
Embedded Products and Hardware Services	6,268	9,977	28,311	35,449
Corporate and other	(1,993)	(2,105)	(8,156)	(8,596)
Total gross margin	$13,918	$13,950	$52,152	$51,802

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Income (loss) from operations
Software-Systems	$1,226	$(1,470)	$(1,900)	$(6,169)
Embedded Products and Hardware Services	1,597	1,969	9,709	2,457
Corporate and other	(4,346)	(4,803)	(21,874)	(21,588)
Total loss from operations	$(1,523)	$(4,304)	$(14,065)	$(25,300)

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2015		2014		2015		2014
North America	$24,094	54.6%	$22,545	46.8%	$82,564	44.7%	$76,709	39.8%
Asia Pacific	12,639	28.7	18,754	38.9	70,655	38.3	73,152	38.0
Europe, the Middle East and Africa	7,344	16.7	6,875	14.3	31,374	17.0	42,881	22.2
Total	$44,077	100.0%	$48,174	100.0%	$184,593	100.0%	$192,742	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2015		2014		2015		2014
GROSS MARGIN:
GAAP gross margin	$13,918	31.6%	$13,950	29.0%	$52,152	28.3%	$51,802	26.9%
(a) Amortization of acquired intangible assets	1,927		2,045		7,862		8,210
(b) Stock-based compensation	66		60		294		386
Non-GAAP gross margin	$15,911	36.1%	$16,055	33.3%	$60,308	32.7%	$60,398	31.3%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$5,911	13.4%	$7,474	15.5%	$25,529	13.8%	$31,958	16.6%
(b) Stock-based compensation	227		135		868		818
Non-GAAP research and development	$5,684	12.9%	$7,339	15.2%	$24,661	13.4%	$31,140	16.2%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$8,092	18.4%	$8,759	18.2%	$30,628	16.6%	$35,862	18.6%
(b) Stock-based compensation	689		543		2,791		2,893
Non-GAAP selling, general and administrative	$7,403	16.8%	$8,216	17.1%	$27,837	15.1%	$32,969	17.1%

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(1,523)	(3.5)%	$(4,304)	(8.9)%	$(14,065)	(7.6)%	$(25,300)	(13.1)%
(a) Amortization of acquired intangible assets	3,187		3,304		12,902		13,286
(b) Stock-based compensation	981		738		3,952		4,097
(c) Restructuring and acquisition-related charges, net	178		761		5,020		4,205
Non-GAAP income (loss) from operations	$2,823	6.4%	$499	1.0%	$7,809	4.2%	$(3,712)	(1.9)%

NET INCOME (LOSS):
GAAP net loss	$(1,440)	(3.3)%	$(4,467)	(9.3)%	$(14,678)	(8.0)%	$(27,581)	(14.3)%
(a) Amortization of acquired intangible assets	3,187		3,304		12,902		13,286
(b) Stock-based compensation	981		738		3,952		4,097
(c) Restructuring and acquisition-related charges, net	178		761		5,020		4,205
(d) Income taxes	(72)		73		562		762
(e) Gain on Life Insurance asset	—		—		—		(361)
Non-GAAP net income (loss)	$2,834	6.4%	$409	0.8%	$7,758	4.2%	$(5,592)	(2.9)%

GAAP weighted average diluted shares	36,936		36,504		36,789		34,699
Dilutive equity awards included in
non-GAAP earnings per share	137		270		151		—
Non-GAAP weighted average diluted shares	37,073		36,774		36,940		34,699
GAAP net loss per share (diluted)	$(0.04)		$(0.12)		$(0.40)		$(0.79)
Non-GAAP adjustments detailed above	0.12		0.13		0.61		0.63
Non-GAAP net income (loss) per share (diluted)	$0.08		$0.01		$0.21		$(0.16)

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended		For the year Ended
	March 31, 2016		December 31, 2016
	Low End	High End	Low End	High End
GAAP net loss	(5.1)	(3.3)	(10.6)	(9.0)
(a) Amortization of acquired intangible assets	3.2	3.2	12.7	12.7
(b) Stock-based compensation	1.0	1.2	4.0	5.0
(c) Restructuring and acquisition-related charges, net	1.0	0.5	1.5	0.8
(d) Income taxes	0.2	0.4	0.8	1.2
Total adjustments	5.4	5.3	19.0	19.7
Non-GAAP net income	$0.3	$2.0	$8.4	$10.7

GAAP weighted average shares	37,000	37,000	37,600	37,600
Non-GAAP adjustments	300	300	300	900
Non-GAAP weighted average shares (diluted)	37,300	37,300	37,900	38,500

GAAP net loss per share	(0.14)	(0.09)	(0.28)	(0.24)
Non-GAAP adjustments detailed above	0.15	0.14	0.50	0.52
Non-GAAP net income per share (diluted)	$0.01	$0.05	$0.22	$0.28

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

	Estimates at the midpoint of the guidance range
	Three Months Ended	For the Year Ended
	March 31, 2016	December 31, 2016
GAAP	24.5%	29.2%
(a) Amortization of acquired intangible assets	3.8	4.1
(b) Stock-based compensation	0.2	0.2
Non-GAAP	28.5%	33.5%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

	Estimates at the midpoint of the guidance range
	Three Months Ended	For the Year Ended
	March 31, 2016	December 31, 2016
GAAP	$14.0	$57.0
(b) Stock-based compensation	1.0	4.0
Non-GAAP	$13.0	$53.0

Non-GAAP financial measures includes the performance of Software-Systems and Embedded Products and Hardware Services.
The Company excludes the following corporate and other expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(d) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.

(e) Gain on life insurance asset: Includes a death benefit received from life insurance assets which were a component of the Company's deferred compensation plan. This transaction is not part of the Company's ordinary course of business and therefore has been excluded from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.